Exhibit 32.2

Form of Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Donald E. Brandt)

     I, Donald E. Brandt, Executive Vice President and Chief Financial Officer of Arizona Public Service Company (“APS”), certify, to the best of my knowledge, that: (a) the attached Quarterly Report on Form 10-Q of APS for the fiscal quarter ended September 30, 2003 (the “September 2003 Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) the information contained in the September 2003 Form 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of APS.

/s/ Donald E. Brandt

Donald E. Brandt
Executive Vice President and
Chief Financial Officer

Date: November 14, 2003